Exhibit 5.1

August 2, 2011

Somaxon Pharmaceuticals, Inc.
3570 Carmel Mountain Road, Suite 100 San Diego, CA 92130

Re:	Registration Statements Nos. 333-167789 and 333-162788 on Form S-3; Shares of Common Stock, par value $0.0001 per share, having an aggregate offering price of up to $30,000,000

Ladies and Gentlemen:

We have acted as special counsel to Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale through Citadel Securities LLC as the sales agent from time to time by the Company of shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000, pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2010 (File No. 333-167789), the base prospectus dated July 15, 2010 included in such registration statement and a related prospectus supplement, filed with the Commission pursuant to Rule 424(b) under the Act; (ii) a registration statement on Form S-3 under the Act, filed with the Commission on October 30, 2009 (File No. 333-162788) (the registration statements described in clauses (i) and (ii), collectively, the “Registration Statements” and each a “Registration Statement”), the base prospectus dated November 10, 2009 included in such registration statement and a related prospectus supplement, filed with the Commission pursuant to Rule 424(b) under the Act (the prospectus supplements and base prospectuses described in clauses (i) and (ii), collectively, the “Prospectuses” and each a “Prospectus”); and (iii) that certain At-the-Market Equity Offering Sales Agreement dated as of August 1, 2011 (the “Sales Agreement”) by and between the Company and Citadel Securities LLC. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements or the Prospectuses, other than as expressly stated herein with respect to the issue of the Shares.

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As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation.

We bring your attention to the fact that an investment fund affiliated with Latham & Watkins LLP and certain of the attorneys in the firm rendering legal services in connection with the offering own certain securities of the Company.

This opinion is for your benefit in connection with the Registration Statements and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated August 2, 2011 and to the reference to our firm in the Prospectuses under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Latham & Watkins LLP